                                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-50251 and
333-44778) of Southern California Edison Company of our report dated March 26, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on
Form 10-K. We also consent to the incorporation by reference of our report dated March 26, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 26, 2003